                                                                EXHIBIT 99.p(13)


                         BPI GLOBAL ASSET MANAGEMENT LLP

                 CODE OF ETHICS AND RULES FOR PERSONAL INVESTING



INTRODUCTION

BPI Global Asset Management LLP (the "Adviser"), recognizes that the knowledge of present or future portfolio transactions and, in certain instances, the power to influence portfolio transactions made by or for any client for which the Adviser serves as an investment adviser (a "Client") which may be possessed by certain of its staff could place such individuals, if they engage in personal transactions in securities, in a position where their personal interest may conflict with that of such Client.

The Adviser has adopted this Code of Ethics to prohibit certain types of personal securities transactions which may create conflicts of interest (or at least the potential for or the appearance of a conflict of interest), to specify certain permitted personal investments and to establish reporting requirements and enforcement procedures.

In general, all of the personnel of the Adviser (referred to in this Code as "staff") are expected to:

         - act with integrity, competence, dignity and in an ethical manner when dealing with the public, clients, prospects, employers, employees and fellow staff;

         - practice and encourage others to practice in a professional and ethical manner that will reflect credit on our staff;

         -        strive to maintain and improve their competence;

         - use reasonable care and exercise independent professional judgement where appropriate.

In addition, all staff shall not, in connection with the purchase or sale, directly or indirectly, by such person of a security which, within the most recent 15 days, is or has been held or is being or has been considered to be acquired by any Client (including any option to purchase or sell, and any security convertible into or exchangeable for, such security):

         -        employ any device, scheme or artifice to defraud such Client;

         - make to such Client any untrue statement of a material fact or omit to state to such Client a material fact necessary in order to make the

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                  statements made, in light of the circumstances under which they are made, not misleading;

         - engage in any act, practice or course of business which would operate as a fraud or deceit upon such Client;

         -        engage in any manipulative practice with respect to Client; or

         - trade while in possession of material non-public information for personal or Client accounts, or disclose such information to others in or outside Adviser who have no need for this information. "Material inside information" is defined as any information about a company which has not been disclosed to the general public and which either a reasonable person would deem to be important in making an investment decision or the dissemination of which is likely to impact the market price of the company's securities. Staff in possession of material inside information must not trade in or recommend the purchase or sale of the securities concerned until the information has been properly disclosed and disseminated to the public.

STATEMENT OF GENERAL PRINCIPLES

In recognition of the trust and confidence placed in the Adviser by its Clients, the Adviser has adopted the following general principles to guide the actions of its employees, officers and directors:

         - The interests of our Clients are paramount, and all staff must conduct themselves in all situations by placing the interests of the Clients before their own.

         - All personal transactions in securities by staff must he accomplished so as to avoid even the appearance of a conflict of interest on the part of such personnel with the interests of our Clients.

         - All staff must avoid actions or activities that allow (or appear to allow) a person to profit or benefit from his or her position with respect to the Clients, or that otherwise bring into question the person's independence or judgment.

         - This Code of Ethics does not apply to Access Persons who comply with another code of ethics that complies with the Investment Company Act of 1940 and Investment Advisers Act of 1940.

DEFINITIONS

In this Code of Ethics; the following capitalized terms have the following meanings:

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(1)      "Access Person" shall mean:

         (i)   each Officer or Manager of the Adviser;

         (ii) each employee of the Adviser (or a company that controls the Adviser) who makes any investment recommendation or who participates in the determination of which recommendation is to be made;

         (iii) any employee of the Adviser (or a company that controls the Adviser), and any natural person who controls the Adviser, who, in connection with his or her duties, obtains or could obtain any information concerning which Securities are being traded or recommended ("Information"); and

         (iv) any of the following persons who obtain information prior to the effective dissemination of the information to the public: (a) any affiliate of a person who is in a control relationship to the Adviser, and (b) any affiliated person of such affiliated person.

(2) "BENEFICIAL OWNERSHIP" of a security is to be determined in the same manner as it is for purposes of Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). This means that a person should generally consider himself the beneficial owner of any securities in which he has a direct or indirect monetary interest. IN ADDITION, A PERSON SHOULD CONSIDER HIMSELF OR HERSELF THE BENEFICIAL OWNER OF SECURITIES HELD BY HIS OR HER SPOUSE, HIS OR HER MINOR CHILDREN, A RELATIVE WHO SHARES HIS OR HER HOME, OR OTHER PERSONS BY REASON OF ANY CONTRACT, ARRANGEMENT, UNDERSTANDING OR RELATIONSHIP THAT PROVIDES HIM OR HER WITH SOLE OR SHARED VOTING OR INVESTMENT POWER.

(3)      "COMPLIANCE OFFICER" shall mean the Controller of the Adviser.

(4) "CONTROL" means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company. Ownership of 25% or more of a company's outstanding voting securities is presumed to give the holder control over the company. Such presumption may be countered by the facts and circumstances of a given situation.

(5) "SECURITY" shall have the same meaning as that set forth in Section 2(a)(18) of the Investment Advisers Act of 1940 (the "1940 Act") provided that "security" shall not include units or shares of registered open-ended mutual funds or securities issued by the Government of the United States or an agency thereof, bankers' acceptances, repurchase agreements, bank certificates of deposit, commercial paper

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         or, so long as they are not purchased for Client accounts, Municipal
         Securities.

PERMITTED PURCHASES AND SALES OF SECURITIES

An Access Person may only invest in and dispose of the following Securities ("Permitted Securities") over which he or she has Beneficial Ownership (provided that without the Compliance Officer pre-clearance these Permitted Securities may not be purchased in an initial public offering):

         - shares or options of C. I. Fund Management Inc. or units or shares of public limited partnerships, investment funds and companies managed or administered by the Adviser and/or its affiliates.

         - stock index securities approved by the Compliance Officer from time to time

         -        purchases part of a stock purchase plan

         - with prior approval of the Compliance Manager, shares, options or other securities of a private company which carries on, directly or through subsidiaries, an active business and which does not invest in Non-Permitted Securities where the Access Person has a close personal or business relationship (other than a relationship arising because of the Access Person's relationship with the Adviser) with the founder or promoter of the issuer, but specifically excluding any securities of a private company offered pursuant to or as a part of an initial public offering or private placement where it may reasonably be contemplated that such company may within one year become a public company

The purchase or sale of Permitted Securities will not be considered to be in conflict with the interests of Clients and, except as provided above, will not require pre-clearance by the Compliance Officer.

TRANSITIONAL PROVISIONS

In the event that an Access Person as of April 1, 1997 (or if the employment of the Access Person commenced after such date, on the commencement of employment with the Adviser) has Beneficial Ownership in Securities that are not Permitted Securities ("Non-Permitted Securities"), he or she may continue to hold such Securities provided that any sale of such Securities must comply with the following pre-clearance rules.

Any sale of a Non-Permitted Security by an Access Person must be pre-cleared by the Compliance Officer prior to proceeding with the transaction. No transaction in


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Non-Permitted Securities may be effected without the prior written approval of the Compliance Officer-

The following sales of Non-Permitted Securities shall generally be entitled to clearance from the Compliance Officer:

         (a) Sales of Securities which appear upon reasonable inquiry and investigation to present no reasonable likelihood of harm to our Clients and which are otherwise in accordance with the law.

         (b) Sales of Securities which are not eligible for purchase or sale by any Client, as determined by reference to the investment objectives and restrictions of the Clients.

         (c) The portfolio managers of the Adviser do not anticipate future trading in the Security in such a manner that could provide a personal benefit to the Access Person.

         (d) There is no pending buy or sell order by the portfolio managers of the Adviser for the Security which has not been executed or withdrawn and, if the Access Person is the portfolio manager, there has not been trading in the Security by the portfolio manager on behalf of a client of the Adviser within the previous 5 trading days.

The requirements of the Code of Ethics shall not apply to the following transactions:

         (a) purchases or sales over which the Access Person has no direct or indirect influence or control;

         (b) purchases which are part of an automatic dividend reinvestment plan;

         (c) purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its Securities, to the extent such rights were acquired from such issuer; or

         (d) securities held in a fully managed account managed by a registered investment advisor which is not affiliated with the Access Person and over which the Access Person has no discretion in respect of individual investments and in respect of which the Access Person is not in any way consulted with at any time prior to any particular transaction or advised of any transaction other than by way of a statement of account issued no earlier than 5 business days after the end of the applicable reporting period.


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All requests to the Compliance Officer for the pre-clearance of the sale of a
Non-Permitted Security must be in writing in the form set out in Schedule 1 hereto, being a certificate of the Access Person that he or she:

         (a) does not possess material non-public information relating to the Security;

         (b) is not aware of any proposed Trade or investment program for that Security on behalf of any Client;

         (c) believes that the proposed trade is available to any market participant on the same terms; and

         (d) will provide any other information requested by the Compliance Officer for the proposed trade.

The pre-approval of the Compliance Officer of any sale of a Non-Permitted Security shall be valid on the day such approval is given and on the next trading day (the "Approved Period"). The Access Person must re-apply to the Compliance Officer for approval to sell such Non-Permitted Security at any time after the Approval Period.

In the absence of the Compliance Officer, an Access Person may submit his or her request for pre-approval to a designee of the Compliance Officer if the Compliance Officer in its sole discretion wishes to appoint one.

In the event that an Access Person disposes of Non-Permitted Securities in accordance with these transitional rules within 60 days of having acquired such Securities, any profit on such short term sale shall be disgorged to a charity designated by the Compliance Officer.

TRANSITIONAL PERSONAL HOLDINGS BY A PORTFOLIO MANAGER

If a portfolio manager of the Adviser has Beneficial Ownership of a Non-Permitted Security which he or she desires to purchase on behalf of a Client, the purchase decision must be made by another portfolio manager who has no Beneficial Ownership of the Non-Permitted Security and confirmed by the Compliance Officer.

PURCHASE AND SALE OF SECURITIES OF A PUBLICLY-TRADED
COMPANY BY AN ACCESS PERSON WHO IS A DIRECTOR

It is the policy of the Advisor that it will not invest in securities of a publicly-traded company of which an Access Person is an officer, director or significant shareholder or is in a similar relationship with the company. In the event that an Access Person is granted permission to hold such a position with a publicly-traded company as contemplated below under "Acting as a Director", such Access Person may purchase and sell securities of such company upon the prior written approval of the

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Compliance Officer in the manner as described above under "Transitional
Provisions".

REPORTING OBLIGATIONS OF ACCESS PERSONS

         (1) Each Access Person shall sign an acknowledgement at the time this Code is adopted or at the time such person becomes an Access Person and on an annual basis thereafter that he or she has read, understands and agrees to abide by the Code and recognizes that he is subject to such Code. In addition, annually each Access Person must certify that he has disclosed or reported all personal Securities transactions required to be disclosed or reported under the Code and that he is not subject to any regulatory disability. Such acknowledgement shall be in the form set out in Schedule 2 hereto.

         (2) Each Access Person shall within 10 days of the commencement of employment and by January 10 of each year thereafter (current as of December 1), on Schedule 3 hereto, file with the Compliance Officer a list of all Permitted and Non-Permitted Securities Beneficially Owned by the Access Person.

         (3) Each Access Person shall provide on a timely basis to the Compliance Officer duplicate copies of all trading account statements relating to personal securities transactions.

         (4) Each Access Person shall file with the Compliance Officer not later than 10 days after the end of the calendar quarter quarterly reports on (i) purchases and sales of Permitted and Non-Permitted Securities substantially in the form of Schedule 4 hereto, which obligation may be fulfilled by ensuring that duplicate copies of monthly statements of portfolio holdings containing the information described in number 7 below are delivered to the Compliance Officer by the applicable dealer and (ii) any account established by the Access Person in which any securities were held during the quarter for the direct or indirect benefit of the Access Person including:

                  (a) The name of the broker, dealer or bank with whom the Access Person established the account;

                  (b)      The date the account was established; and

                  (c)      The date that the report is submitted by the Access
                           Person.

         (5) Any Access Person who is a Compliance Officer shall submit confidential reports with respect to his or her own personal securities holdings and transactions to an officer designated to receive his or her

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                  reports (the "Alternate Compliance Officer"), who shall act in all respects in the manner prescribed herein for the Compliance Officer.

         (6) Any report may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect Beneficial Ownership in the Security to which the report relates.

         (7) Every report on transactions involving Permitted or Non-Permitted Securities shall contain the following information:

                  (a) the date of the transaction, the title and the number of shares or the principal amount of each Security involved;

                  (b) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

                  (c)      the price at which the transaction was effected;

                  (d) the name of the broker, dealer or bank with or through whom the transaction was effected; and

                  (e)      the date the report was signed.

         (8) In the event no reportable transactions occurred during the quarter, the report should be so noted and returned, signed and dated.

         (9) No less frequently than annually, Adviser must furnish to the board of directors of any United States mutual fund client ("Fund"), a written report that

                  (a) Describes any issues arising under the Code or procedures since the last report to the board, including, but not limited to, information about material violations of the Code or procedures and sanctions imposed in response to the material violations; and

                  (b) Certifies that the Adviser has adopted procedures reasonably necessary to prevent Access Persons from violating the Code

         (10) A copy of this Code shall be submitted to the Board of each Fund no later than September 1, 2000 or for new Fund clients, prior to Adviser commencing operations as Fund adviser or sub-adviser, for review and approval. Thereafter, all material changes to this Code shall be submitted to each Fund Board for review and approval not later than

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                  six (6) months following the date of implementation of such material changes.

All reports and statements received by the Compliance Officer from Access Persons shall be kept confidential by the Compliance Officer and will only be disclosed to others if the disclosure is required to enforce compliance with this Code or is lawfully requested by securities regulators.

ROLE OF THE COMPLIANCE OFFICER

REVIEW AND ENFORCEMENT

The Compliance Officer shall review reported personal securities transactions and the Clients' securities transactions to determine whether a violation of this Code may have occurred. Before making any determination that a violation has been committed by any person, the Compliance Officer shall give such person an opportunity to supply additional explanatory material.

The Compliance Officer shall identify all Access Persons who are required to make these reports and must inform those Access Persons of their reporting obligation.

If the Compliance Officer determines that a violation of this Code has occurred, he or she shall provide a written report to the Managers of the Adviser and impose upon the individual such sanctions as he or she deems appropriate, which may range from a written warning, suspension with or without pay, termination of employment and/or disgorgement of profits.

In the event that the Access Person disagrees as to whether a violation occurred or with the appropriateness of the sanction, such Access Person may request that the Managers of Adviser who are not Access Persons review such decisions, it being understood that the decision of such Managers shall be final and binding upon the Adviser and the Access Person.

RECORDS

The Compliance Officer on behalf of the Adviser shall maintain records in the manner and to the extent set forth below, which records shall be available for examination by representatives of the Securities and Exchange Commission:

         (1) a copy of this Code and any other code which is, or at any time within the past five years has been, in effect shall be preserved in an easily accessible place;

         (2) a list of all Access Persons and primary and back-up Compliance Officers from time to time;

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         (3)      a record of any violation of this Code and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs;

         (4) a copy of each report made by an Access Person pursuant to this Code including any information provided in lieu of such reports shall be preserved for a period of not less than five years from the end of the fiscal year in which it is made or provided, the first two years in an easily accessible place;

         (5) a list of persons who are, or within the past five years have been, Access Persons and primary and back-up Compliance Officers shall be maintained in an easily accessible place;

         (6) A copy of each report made by the Adviser to any Fund with respect to the Code must be maintained for at least five years after the end of the fiscal year in which it is made, the first two years in an easily accessible place; and

         (7) A record of any decision, and the reasons supporting the decision, to approve the acquisition by investment personnel of initial public offerings or private placements, for at least five years after the end of the fiscal year in which the approval is granted.

ANNUAL REPORT TO MANAGERS OF THE ADVISER

It is acknowledged that a majority of the Managers of the Adviser do not participate in the day to day management of the Adviser and that such Managers shall have general oversight responsibility for this Code. On an annual basis the Compliance Officer shall report to these Managers in writing:

         (a) summarizing the existing procedures concerning personal investing and any changes made to the procedures in the past year;

         (b) as to compliance with the Code, summarizing any instances of non-compliance and the sanctions imposed by the Compliance Officer and providing any other information as may be requested by such Managers from time to time; and

         (c) recommending any changes or modifications to the Code which in the opinion of the Compliance Officer would be desirable or beneficial due to legal and business developments and the Adviser's experience in administering the Code.


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

GIFTS AND GRATUITIES

No Access Person shall accept or receive any gift or other thing of more than de minimis value from any person or entity that does business with or on behalf of the Adviser.

ACTING AS A DIRECTOR

It is the policy of the Adviser that it will not invest in securities of a publicly traded company of which an Access Person is an officer, director or significant shareholder or is in a similar relationship with the company. Accordingly, no Access Person may hold or accept a position as a director, officer, trustee or general partner of a publicly-traded company or be a significant shareholder of a public company unless such position has been presented to and approved by the Compliance Officer on the basis that it is consistent with the interests of the Clients.

EXCEPTIONS

The Compliance Officer reserves the right to decide, on a case by case basis, exceptions to any provisions under this Code. Any exceptions made hereunder will be maintained in writing by the Compliance Officer.

OTHER LAWS, RULES AND STATEMENTS OF POLICY

Nothing contained in this Code shall be interpreted as relieving any Access Person from acting in accordance with the provision of any applicable law, rule or regulation or any other statement of policy or procedure governing the conduct of such person adopted by Adviser.

FURTHER INFORMATION

If any person has any question with regard to the applicability of the provisions of this Code generally or with regard to any Securities transaction or transactions, he should consult the Compliance Officer.

July 19, 2000


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
                                                                    SCHEDULE - 1

                         BPI GLOBAL ASSET MANAGEMENT LLP

                          REQUEST FOR PRE-CLEARANCE OF
                      THE SALE OF A NON-PERMITTED SECURITY

TO: COMPLIANCE OFFICER

RE: SALE OF __________ (NUMBER) SHARES OF ______________________ (NAME OF ISSUER
AND SECURITY).

As required by the Code of Ethics and Rules for Personal Investing of BPI Global Asset Management LLP (the "Code"), this shall serve as my request to receive pre-clearance for the sale of the aforementioned security(ies). In connection therewith, I certify that:

- I do not possess material non-public information relating to that Security;

- I am not aware of any proposed trade or investment program for that Security on behalf of any Client (as that term is defined in the Code);

- I believe that the proposed trade is available to any market participant on the same terms; and I will provide any other information requested by you for the proposed trade.

I understand that this pre-approval of this sale of a Non-Permitted Security shall be valid on the day such approval is given and on the next trading day. After such period, I must re-apply to you for pre-approval to sell such Non-Permitted Security.

I further understand that if such security was acquired within 60 days of the sale date, any profit on such short-term sale shall be disgorged in accordance with the Code.



____________________________  ____________________________     ______________
Employee Signature            Employee Name                         Date



PRE-APPROVAL GRANTED



_____________________________      ______________________
Compliance Officer Signature       Date

                                                                    SCHEDULE - 2

                         BPI GLOBAL ASSET MANAGEMENT LLP

                 CODE OF ETHICS AND RULES FOR PERSONAL INVESTING



TO:      COMPLIANCE OFFICER

RE:      ACKNOWLEDGEMENT OF RECEIPT OF CODE OF ETHICS AND RULES FOR PERSONAL
         INVESTING

1. As required by the Code of Ethics and Rules for Personal Investing (the "Code") of BPI Global Asset Management LLP (the "Advisor") I acknowledge that I have read, understand and agree to abide by the Code;

2. Further, I understand that I may only invest in and dispose of Permitted Securities (as defined in the Code) over which I have Beneficial Ownership (as defined in the Code);

3.       Please initial one of the following:

         ________ I will cause to be provided on a timely basis to the Compliance Officer duplicate copies of all trading account statements relating to personal securities transactions.

         ________ I have no trading account at the present time, but will notify the Compliance Officer if I open a trading account and will cause duplicate copies of all trading account statements to be provided to the Compliance Officer if and when I establish such an account.

4. I attach an Annual Holdings Report of all Permitted and Non-Permitted Securities Beneficially Owned by me as of the date hereof;

5. I hereby certify that I have complied with the requirements of the Code of Ethics and that I have disclosed or reported all personal Securities transactions required to be disclosed or reported under the Code of Ethics;

6. Within the last ten years there have been no complaints or disciplinary actions filled against me by any regulated securities or commodities exchange, any self-regulatory securities or commodities organization, any attorney general, or any governmental office or agency regulating insurance securities, commodities or financial transactions in the United States, in any state of the United States, or in any other country;

7. I have not within the last ten years been convicted of or acknowledged commission of any felony or misdemeanor arising out of my conduct as an employee, salesperson, officer, director, insurance agent, broker, dealer, underwriter, investment manager or investment advisor; and

8. I have not been denied permission or otherwise enjoined by order, judgment or decree of any court of competent jurisdiction, regulated securities or commodities exchange, self-regulatory securities or commodities organization or other federal or state regulatory authority from acting as an investment advisor, securities or commodities broker or dealer, commodity pool operator or trading advisor or as an affiliated person or employee of any investment company, bank, insurance company or commodity broker, dealer, pool operator or trading advisor, or from engaging in or continuing any conduct or practice in connection with any such activity or the purchase or sale of any security.



---------------------------         -------------------         ---------------
Employee Signature                  Employee Name               Date

                                                                    SCHEDULE - 3

                         BPI GLOBAL ASSET MANAGEMENT LLP

                         INITIAL/ANNUAL HOLDINGS REPORT


Report Submitted by:
                     -------------------------------------------------------
                                 Print Your Name

                                         Nature of             Name of the
Securities                               Ownership             Broker/Dealer
(Name and       Quantity                 of Securities         With whom Access
Symbol)         of Securities            -------------         Person Maintains
----------      -------------                                  Account









/ / By checking this box I indicate that attached hereto are brokerage statements or transaction confirmations for account(s) no. ___________________ which disclose any required information not reported above. To the extent indicated, I hereby disclaim beneficial ownership of any security listed in this Report or in brokerage statements or transaction confirmations provided to you.

I CERTIFY THAT I AM FAMILIAR WITH THE CODE OF ETHICS AND THAT TO THE BEST OF MY KNOWLEDGE THE INFORMATION FURNISHED IN THIS REPORT IS TRUE AND CORRECT.


Signature                                     Date
          -------------------------------          --------------------------

Position
         --------------------------------

                                                                    SCHEDULE - 4

                         BPI GLOBAL ASSET MANAGEMENT LLP

                          QUARTERLY TRANSACTIONS REPORT


Report Submitted by:__________________________________________________________

                                  Print Your Name

This transaction report (the "Report") is submitted pursuant to the Code of Ethics dated July 19, 2000 and supplies information with respect to transactions in any Security in which you may be deemed to have, or by reason of such transaction acquire, any direct or indirect beneficial ownership interest for the period specified below. If you were not employed by us during this entire period, amend the dates specified below to cover your period of employment.

Unless the context otherwise requires, all terms used in the Report shall have the same meaning as set forth in the Code of Ethics dated July 19, 2000.

If you have no reportable transactions, sign and return this page only. If you have reportable transactions, complete, sign and return the attached page 2 and any further attachments.

I HAD NO REPORTABLE SECURITIES TRANSACTIONS DURING THE QUARTERLY PERIOD _________, 20__ THROUGH _________, 20__. I CERTIFY THAT I AM FAMILIAR WITH THE CODE OF ETHICS AND THAT TO THE BEST OF MY KNOWLEDGE THE INFORMATION FURNISHED IN THIS REPORT IS TRUE AND CORRECT.

Signature
___________________________________________
Position
___________________________________________
Date
___________________________________________

                                                           SCHEDULE - 4 (PAGE 2)

                         BPI GLOBAL ASSET MANAGEMENT LLP

                          QUARTERLY TRANSACTION REPORT


Report Submitted by:
                     ---------------------------------------------------------

                                 Print Your Name

The following table supplies the information required by the Code of Ethics dated July 19, 2000 for the period specified below.

Securities                                                                                     Name of the
Nature of                         Whether Purchase,                                            Broker/Dealer
(Name and                         Sale, Short Sale, or                                         with or through
Ownership of                      Other Type of                                                whom the
Symbol)         Date of           Disposition or                            Quantity of        Transaction
Securities      Transaction       Acquisition                Price          Securities         was Effected
----------      -----------       -----------                -----          ----------         ------------










/ / By checking this box I indicate that attached hereto are brokerage
statements or transaction confirmations for account(s) no.                 ,
which disclose any required transactions not reported above.

Name and Establishment Date for New Brokerage Accounts opened during the quarter:

To the extent indicated, I hereby disclaim beneficial ownership of any security listed in this Report or in brokerage statements or transaction confirmations provided to you.

I CERTIFY THAT I AM FAMILIAR WITH THE CODE OF ETHICS AND THAT TO THE BEST OF MY KNOWLEDGE THE INFORMATION FURNISHED IN THIS REPORT IS TRUE AND CORRECT FOR THE
QUARTERLY PERIOD OF           , 20   THROUGH                  , 20   .

Signature                                                 Date
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Position
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